Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-54690) pertaining to the Healthaxis Inc. 2000 Stock Option Plan, (Form S-8 No. 333-83091) the Provident American Corporation Amended And Restated Stock Option Plan For Directors, (File No. 333-33842) the Pre-Effective Amendment No. 1 To Form S-3, (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) the Registration Statement pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan, and (File No. 333-118766) the Registration Statement on Form S-3 and the related Prospectus for the registration of 4,910,020 shares of its common stock of our report, dated March 11, 2005, (except for Note 18 as to which the date is November 9, 2005), appearing in this Annual Report on Form 10-K/A of Healthaxis Inc. and Subsidiaries for the year ended December 31, 2004. We also consent to the reference to our firm under the caption “Selected Financial Data” in this Annual Report on Form 10-K/A.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
November 9, 2005

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